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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Salomon Inc:

As independent public accountants, we hereby consent to the incorporation of our report dated March 13, 1997 included in this Form 10-K, into the following Registration Statements previously filed by the Company:

Form S-3 Registration Statement No. 33-40600,
Form S-3 Registration Statement No. 33-41932,
Form S-3 Registration Statement No. 33-48199,
Form S-3 Registration Statement No. 33-49136,
Form S-3 Registration Statement No. 33-57922,
Form S-3 Registration Statement No. 33-51269,
Form S-3 Registration Statement No. 33-54929,
Form S-3 Registration Statement No. 33-56841,
Form S-3 Registration Statement No. 333-01807,
Form S-3 Registration Statement No. 333-02897 and
Form S-3 Registration Statement No. 333-11881.

It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

New York, New York                                   ARTHUR ANDERSEN LLP
March 31, 1997